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EXHIBIT 23--CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in this Annual Report (Form 10-K) of Volunteer Capital Corporation of our report dated February 19, 1996, included in the 1995 Annual Report to Shareholders of Volunteer Capital Corporation.

        Our audits also included the financial statement schedule of Volunteer Capital Corporation listed in Item 14(a). The schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

        We also consent to the incorporation by reference in the following Volunteer Capital Corporation Registration Statements:

        a. Form S-8 Registration Statement (No. 33-77478) pertaining to the 1985 Stock Option Plan, filed on May 25, 1994;

        b. Form S-8 Registation Statement (No. 33-77476) pertaining to the 1994 Employee Stock Incentive Plan, filed on April 6, 1994;

        c. Form S-8 Registration Statement (No. 33-39870) pertaining to the 1990 Stock Option Plan for Outside Directors, filed April 9, 1991;

        d. Form S-8 Registration Statement (No. 33-4483) pertaining to the 1985 Stock Option Plan, filed on April 1, 1986;

        e. Form S-8 Registration Statement (No. 2-78140) pertaining to the 1982 Incentive Stock Option Plan, filed on June 25, 1982; and

        f. Form S-8 Registration Statement (No. 2-78139) pertaining to the 1982 Employee Stock Purchase Plan, filed on June 25, 1982;



of our report dated February 19, 1996, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Volunteer Capital Corporation.


                                        ERNST & YOUNG LLP

Nashville, Tennessee
March 27, 1996